UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2009
PETROQUEST ENERGY, INC
(Exact name of registrant as specified in its charter)

DELAWARE	001-32681	72-1440714

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 232-7028
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On August 5, 2009, PetroQuest Energy, Inc. (the “Company”) announced net income available to common stockholders for the quarter ended June 30, 2009 of $7,746,000, or $0.15 per share, compared to second quarter 2008 net income available to common stockholders of $21,775,000 or $0.41 per share. For the first six months of 2009, the Company reported net loss available to common stockholders of $59,211,000, or $1.20 per share, compared to net income available to common stockholders of $35,936,000, or $0.69 per share, for the 2008 comparable period.
Discretionary cash flow for the second quarter of 2009 was $37,788,000, as compared to $71,877,000 for the comparable 2008 period. Net cash flow provided by operating activities totaled $24,512,000 and $74,480,000 during the second quarters of 2009 and 2008, respectively. For the first six months of 2009, discretionary cash flow was $76,256,000, compared to discretionary cash flow of $129,582,000 for the first six months of 2008. For the first six months of 2009 and 2008, net cash flow provided by operating activities totaled $45,494,000 and $110,794,000, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to discretionary cash flow.
Production for the second quarter of 2009 was 8.6 Bcfe, compared to 8.4 Bcfe for the comparable period of 2008. Production for the first six months of 2009 was 18.7 Bcfe, which was 14% higher than production for the comparable period of 2008. Approximately 53% of the Company’s second quarter 2009 production was from long-lived basins, as compared to approximately 42% during the second quarter of 2008. Stated on an Mcfe basis, unit prices including the effects of hedges were 40% and 39% lower during the second quarter and six months ended June 30, 2009, as compared to the respective 2008 periods. Oil and gas sales during the second quarter of 2009 were $55,376,000 as compared to $90,614,000 in the second quarter of 2008. For the first six months of 2009, oil and gas sales were $114,610,000 compared to oil and gas sales of $165,433,000 for the first six months of 2008.
Lease operating expenses (“LOE”) for the second quarter of 2009 decreased to $8,373,000, as compared to $9,900,000 in the second quarter of 2008. LOE per Mcfe was $0.98 for the second quarter of 2009, as compared to $1.18 in the second quarter of 2008, and declined 11% as compared to the first quarter 2009 LOE per Mcfe. For the first six months of 2009, lease operating expenses decreased 15% to $1.05 per Mcfe from $1.23 per Mcfe in the comparable period of 2008. The declines are primarily due to the Company’s cost reduction efforts combined with lower services and materials costs.
Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the second quarter of 2009 was $2.11 per Mcfe, as compared to $3.67 per Mcfe in the second quarter of 2008. For the first six months of 2009, DD&A on oil and gas properties was $2.66 per Mcfe compared to $3.68 per Mcfe for the comparable period of 2008. The decline in DD&A is primarily the result of the non-cash ceiling test write-downs of a substantial portion of our proved oil and gas properties during 2008 and the first quarter of 2009.
General and administrative expenses decreased $2,952,000, or 41%, and $3,294,000, or 27%, for the second quarter and six months ended June 30, 2009, as compared to the respective 2008 periods. The decrease in general and administrative expenses for the 2009 periods is primarily due to lower employee related costs.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three and six month periods ended June 30, 2009 and 2008:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Production:
Oil (Bbls)	138,788	172,804	313,599	366,580
Gas (Mcf)	7,728,284	7,380,648	16,775,499	14,108,476
Total Production (Mcfe)	8,561,012	8,417,472	18,657,093	16,307,956

Sales:
Total oil sales	$9,424,297	$19,437,078	$18,703,580	$37,666,918
Total gas sales	45,951,367	71,176,412	95,906,225	127,765,877

Total oil and gas sales	$55,375,664	$90,613,490	$114,609,805	$165,432,795

Average sales prices:
Oil (per Bbl)	$67.90	$112.48	$59.64	$102.75
Gas (per Mcf)	5.95	9.64	5.72	9.06
Per Mcfe	6.47	10.76	6.14	10.14
The above sales and average sales prices include additions (reductions) related to the settlement of gas hedges of $22,441,000 and ($7,787,000) and the settlement of oil hedges of $1,470,000 and ($2,121,000) for the three months ended June 30, 2009 and 2008, respectively. The above sales and average sales prices include additions (reductions) related to the settlement of gas hedges of $36,419,000 and ($7,613,000) and the settlement of oil hedges of $3,515,000 and ($2,937,000) for the six months ended June 30, 2009 and 2008, respectively.
The following initiates guidance for the third quarter of 2009:

Guidance for
Description	3rd Quarter 2009

Production volumes (MMcfe/d)	80 – 85

Percent gas	90%

Expenses:
Lease operating expenses (per Mcfe)	$1.30 – $1.40
Production taxes (per Mcfe)	$0.20 – $0.25
Depreciation, depletion and amortization (per Mcfe)	$2.25 – $2.35
General and administrative (in millions)	$4.5 – $5.0
Interest expense (in millions)	$3.3 – $3.8

The following updates guidance for the full year of 2009:

Guidance for
Description	Full Year 2009

Production volumes (MMcfe/d)	90 – 100

Percent gas	90%

Expenses:
Lease operating expenses (per Mcfe)	$1.10 – $1.20
Production taxes (per Mcfe)	$0.17 – $0.21
Depreciation, depletion and amortization (per Mcfe)	$2.50 – $2.60
General and administrative (in millions)	$18 – $19
Interest expense (in millions)	$13 – $14

2009 Capital Expenditures (in millions)	$60 – $80
Liquidity Update
During the second quarter of 2009, the Company continued to increase its liquidity position by generating $38 million of discretionary cash flow, while spending only $15 million in capital expenditures. In addition, the Company completed a public common stock offering that resulted in net proceeds of approximately $38 million. As of June 30, 2009, the Company’s working capital balance was approximately $126 million, which represents a 213% increase since December 31, 2008. Net cash flow provided by operating activities totaled $24.5 million during the second quarter of 2009. See the attached schedule for a reconciliation of net cash flow provided by operating activities to discretionary cash flow.
Operations Update
The Company participated in 28 gross (1.90 net) non-operated wells in the Fayetteville shale during the second quarter of 2009 and currently has three non-operated rigs working in this area.
The Company performed three recompletions at its Ship Shoal 72 field during the second quarter of 2009. The total gross cost for the recompletion work was approximately $600,000 and increased the Company’s total gross production from this field by approximately 11 MMcfe per day. Additionally, approximately 40% of the incremental production was oil, which should benefit the returns of these recompletion opportunities.
The Company expects to spud its Whistling Straits prospect during the third quarter of 2009. The well is located in the Company’s Turtle Bayou field where it has had multiple high impact discoveries over the past 10 years. The Company has a 24% working interest in the well.
Management Statement
“Our current working capital surplus, cash flow generating assets and large operated acreage positions allow us the flexibility to continue to control the timing of our investments as we remain focused on building liquidity,” said Charles T. Goodson, Chairman, Chief Executive Officer and President. “In addition to our high impact Whistling Straits prospect, we have assembled an inventory of lower risk projects that we believe could help offset the production and reserve declines that we are currently experiencing as a result of our reduced drilling activity.”
About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, East Texas, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices and the significant price decline since June 30, 2008, the deteriorating economic conditions in the United States and globally, the decline in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets
(Amounts in Thousands)
(unaudited)

	June 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$78,583	$23,964
Revenue receivable	13,375	20,074
Joint interest billing receivable	11,388	24,259
Hedging asset	34,453	40,571
Prepaid drilling costs	2,165	11,523
Drilling pipe inventory	24,485	25,898
Other current assets	4,048	1,530

Total current assets	168,497	147,819

Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	1,253,179	1,225,304
Unevaluated oil and gas properties	113,587	119,847
Accumulated depreciation, depletion and amortization	(989,558)	(832,290)

Oil and gas properties, net	377,208	512,861
Gas gathering assets	4,644	4,644
Accumulated depreciation and amortization of gas gathering assets	(1,049)	(900)

Total property and equipment	380,803	516,605

Other assets, net of accumulated depreciation and amortization of $7,273 and $6,237, respectively	5,182	5,825

Total assets	$554,482	$670,249

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$23,052	$70,643
Advances from co-owners	200	5,349
Oil and gas revenue payable	6,660	15,305
Accrued interest and preferred stock dividend	3,239	3,696
Asset retirement obligation	6,922	8,590
Other accrued liabilities	2,837	4,094

Total current liabilities	42,910	107,677
Bank debt	130,000	130,000
10 3/8% Senior Notes	149,129	148,998
Asset retirement obligation	16,608	17,043
Deferred income taxes	—	28,845
Other liabilities	199	199
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 61,097 and 49,319 shares, respectively	61	49
Paid-in capital	257,311	216,253
Accumulated other comprehensive income	21,850	25,560
Accumulated deficit	(63,587)	(4,376)

Total stockholders’ equity	215,636	237,487

Total liabilities and stockholders’ equity	$554,482	$670,249

PETROQUEST ENERGY, INC.
Consolidated Statements of Operations
(unaudited)
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues:
Oil and gas sales	$55,376	$90,614	$114,610	$165,433
Gas gathering revenue	(115)	2,254	100	3,985

	55,261	92,868	114,710	169,418

Expenses:
Lease operating expenses	8,373	9,900	19,506	20,097
Production taxes	846	3,538	3,020	6,429
Depreciation, depletion and amortization	18,374	32,029	50,193	62,127
Ceiling test writedown	—	—	103,582	—
Gas gathering costs	88	826	167	1,774
General and administrative	4,197	7,149	9,022	12,316
Accretion of asset retirement obligation	472	301	1,124	548
Interest expense	3,388	2,390	6,564	4,889

	35,738	56,133	193,178	108,180

Gain on sale of assets	—	—	485	—
Other income (expense)	(2,339)	58	(5,309)	274

Income (loss) from operations	17,184	36,793	(83,292)	61,512

Income tax expense (benefit)	8,151	13,733	(26,648)	23,008

Net income (loss)	9,033	23,060	(56,644)	38,504

Preferred stock dividend	1,287	1,285	2,567	2,568

Net income (loss) available to common stockholders	$7,746	$21,775	$(59,211)	$35,936

Earnings per common share:
Basic
Net income (loss) per share	$0.15	$0.43	$(1.20)	$0.72

Diluted
Net income (loss) per share	$0.15	$0.41	$(1.20)	$0.69

Weighted average number of common shares:
Basic	49,631	48,847	49,489	48,663

Diluted	50,188	56,011	49,489	55,720

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(unaudited)
(Amounts in Thousands)

	Six Months Ended
	June 30,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$(56,644)	$38,504
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred tax expense (benefit)	(26,648)	23,008
Depreciation, depletion and amortization	50,193	62,127
Ceiling test writedown	103,582	—
Gain on sale of assets	(485)	—
Accretion of asset retirement obligation	1,124	548
Inventory impairment	861	—
Share based compensation expense	3,525	4,671
Amortization costs and other	748	724
Payments to settle asset retirement obligations	(591)	(6,690)
Changes in working capital accounts:
Revenue receivable	6,699	(15,347)
Joint interest billing receivable	12,871	1,594
Prepaid drilling costs	9,910	(9,501)
Accounts payable and accrued liabilities	(51,864)	(7,328)
Advances from co-owners	(5,149)	23,230
Other	(2,638)	(4,746)

Net cash provided by operating activities	45,494	110,794

Cash flows from investing activities:
Investment in oil and gas properties	(30,811)	(167,398)
Investment in gas gathering assets	—	(4,061)
Proceeds from sale of oil and gas properties	4,772	1,911

Net cash used in investing activities	(26,039)	(169,548)

Cash flows from financing activities:
Net proceeds from (payments for) share based compensation	(234)	1,594
Deferred financing costs	(63)	(96)
Net proceeds from common stock offering	38,030	—
Payment of preferred stock dividend	(2,569)	(2,870)
Repayment of bank borrowings	—	(15,500)

Proceeds from bank borrowings	—	68,000

Net cash provided by financing activities	35,164	51,128

Net increase (decrease) in cash and cash equivalents	54,619	(7,626)

Cash and cash equivalents, beginning of period	23,964	16,909

Cash and cash equivalents, end of period	$78,583	$9,283

Supplemental disclosure of cash flow information:
Cash paid during the period for:

Interest	$10,509	$8,811

Income taxes	$—	$—

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net income (loss)	$9,033	$23,060	$(56,644)	$38,504

Reconciling items:
Deferred tax expense (benefit)	8,151	13,733	(26,648)	23,008
Gain on sale of assets	—	—	(485)	—
Depreciation, depletion and amortization	18,374	32,029	50,193	62,127
Ceiling test writedown	—	—	103,582	—
Accretion of asset retirement obligation	472	301	1,124	548
Share based compensation expense	1,345	2,339	3,525	4,671
Amortization costs and other	377	415	748	724
Inventory impairment	36	—	861	—

Discretionary cash flow	37,788	71,877	76,256	129,582

Changes in working capital accounts	(12,731)	8,547	(30,171)	(12,098)
Settlement of asset retirement obligations	(545)	(5,944)	(591)	(6,690)

Net cash flow provided by operating activities	$24,512	$74,480	$45,494	$110,794

Note:
Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: August 5, 2009	By:	/s/ Daniel G. Fournerat
Daniel G. Fournerat
Executive Vice President, General Counsel and Secretary